Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of Scott Melbye, President and Chief Executive Officer of Uranium Royalty Corp. (the “Company”), and Eason Chen, Interim Chief Financial Officer of the Company, hereby certify that, to his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 14th day of September, 2026.

/s/ Scott Melbye

Scott Melbye

President and Chief Executive Officer

(Principal Executive Officer)

/s/ Eason Chen

Eason Chen

Interim Chief Financial Officer

(Principal Financial Officer)

The foregoing certification is being furnished as an exhibit to the Quarterly Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Quarterly Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.